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                                                                   EXHIBIT 23.2



                        INDEPENDENT ACCOUNTANT'S CONSENT




The Board of Directors
Crestar Financial Corporation

We consent to the use of our report dated January 14, 1998, with respect to the consolidated balance sheets of Crestar Financial Corporation and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended December 31, 1997, which report is included in SunTrust Banks, Inc.'s Current Report on Form 8-K, dated August 12, 1998, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to our reliance on another auditors' report with respect to amounts related to Citizens Bancorp for 1996 and 1995 included in the aforementioned consolidated financial statements.

/s/ KPMG Peat Marwick LLP

Richmond, Virginia
August 14, 1998